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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act
                                    of 1934

         Date of Report

(Date of earliest event reported):     April 30, 2002
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                                 SEMPRA ENERGY

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            (Exact name of registrant as specified in its charter)


       CALIFORNIA                    1-14201                   33-0732627

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 (State of incorporation           (Commission              (I.R.S. Employer

     or organization)              File Number)            Identification No.

      101 ASH STREET, SAN DIEGO, CALIFORNIA                           92101

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     (Address of principal executive offices)                       (Zip Code)

 Registrant's telephone number, including area code               (619) 696-2034

                                                                  -------------

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        (Former name or former address, if changed since last report.)
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ITEM 5.  OTHER EVENTS
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Equity Units Offering


   On April 30, 2002, Sempra Energy closed the sale of its publicly traded equity units that include a senior debt security with a term of five years and an equity purchase contract that obligates the holder to purchase, and obligates Sempra Energy to sell, a number of shares of Sempra Energy common stock based on an agreed upon rate on May 17, 2005.

   In the Prospectus Supplement, dated April 24, 2002, filed with respect to the equity units, Sempra Energy reported the following recent developments:

Recently Announced Results of Operations for First Quarter of Fiscal 2002

   On April 23, 2002, Sempra Energy reported unaudited earnings for the quarter ended March 31, 2002 of $146 million, or $0.71 per diluted share. Sempra Energy's unaudited earnings for the quarter ended March 31, 2001 were $178 million, or $0.88 per diluted share, which included a one-time gain of $0.10 per diluted share for the sale of Sempra Energy's interest in Energy America, a retail energy marketing firm.

California Department of Water Resources Contract Dispute

   Sempra Energy Resources ("SER") has an agreement with the California Department of Water Resources ("CDWR") to supply the CDWR with up to 1,900 megawatts of electricity over a ten-year period ending in September 2011. As previously reported, the California Public Utilities Commission and the California Electricity Oversight Board have filed complaints with the Federal Energy Regulatory Commission ("FERC") alleging that the agreement, as well as other agreements entered into by the CDWR with other electricity suppliers, do not provide just and reasonable rates, and seeking to abrogate or reform the agreements. On April 24, 2002, the FERC ordered hearings on the complaints. The order requires the complainants to satisfy a "heavy" burden of proof to support a revision of the contracts, and cited the FERC's long-standing policy to recognize the sanctity of contracts from which it has deviated only in "extreme circumstances." A date for the hearing has not been set pending the completion of settlement judge proceedings but the FERC order announced that it expects to issue a final decision by May 2003.

   In addition, the CDWR has recently asserted that SER has materially defaulted in its obligations under the agreement by failing to use commercially reasonable efforts to achieve simple cycle operation at SER's Elk Hills power project. SER is continuing to construct the Elk Hills project for combined cycle operations as well as other power projects sufficient to provide the electricity to be delivered under the agreement. However, Sempra Energy believes that the agreement permits SER to fulfill its delivery obligations through market sources rather than SER owned or operated power plants and, accordingly, that the CDWR assertions are without merit.

Argentina

   Sempra Energy International ("SEI") has a $350 million investment in Argentina through its ownership of approximately 40% of two natural gas operating utilities. As a result of the continuing decline in the value of the Argentine peso, SEI recorded a $94 million currency adjustment reduction to shareholders' equity for these investments during the first quarter of 2002. A similar $155 million reduction in shareholders' equity was recorded during the fourth quarter of 2001. These non-cash adjustments did not affect net income, but did reduce comprehensive income and increase accumulated other comprehensive loss.

   The related Argentine economic decline and government responses (including Argentina's recent unilateral, retroactive abrogation of utility agreements) are continuing to adversely affect the operations of SEI's two Argentine utilities. SEI has notified the Argentine government that SEI intends to file under the 1994 Bilateral Investment Treaty between the United States and Argentina for recovery of the diminution of the value of SEI's investments resulting from the government actions. If it were to become probable that SEI would not recover at least the difference between SEI's pre-currency-adjustment carrying value of these investments over their diminished value, SEI would at that time record a charge against net income equal to the shortfall. However, the effect on shareholders' equity of any such charge would be reduced or eliminated to the extent of previously recorded currency adjustments relating to Sempra Energy's Argentine investments.

Credit Rating Changes

   In April 2002, Fitch, Inc. confirmed its prior ratings of Sempra Energy's senior unsecured debt at A with a stable outlook as well as confirming its prior ratings of Sempra Energy's other debt and that of its subsidiaries; Standard & Poor's reduced its ratings of Sempra Energy's senior unsecured debt from A with a negative outlook to A- with a stable outlook, and made corresponding adjustments in the ratings and outlook of Sempra Energy's other debt and that of its subsidiaries; and Moody's Investors Service, Inc., which currently rates Sempra Energy's senior unsecured debt at A-2 with a negative outlook, confirmed its prior ratings of the debt of Southern California Gas Company and the short-term debt and variable rate demand bonds of San Diego Gas & Electric Company, but placed its ratings of the debt of Sempra Energy and the other debt of Sempra Energy's subsidiaries under review for possible downgrade.

CPUC Investigation

   As previously disclosed, the California Public Utilities Commission ("CPUC") has initiated an investigation into the relationship between California's investor owned utilities and their parent holding companies. Among the matters to be considered in the investigation are utility dividend policies and practices and obligations of the holding companies to provide financial support for utility operations under the agreements with the CPUC permitting the formation of the holding companies. On January 11, 2002, the CPUC issued a decision to clarify under what circumstances, if any, a holding company would be required to provide financial support to its utility subsidiaries. The CPUC broadly determined that it would require the holding company to provide cash to a utility subsidiary to cover its operating expenses and working capital to the extent they are not adequately funded through retail rates. This would be in addition to the requirement of holding companies to cover their utility subsidiaries' capital requirements, as the utilities had previously acknowledged in connection with the holding companies' formations. On January 14, 2002, the CPUC ruled on jurisdictional issues, deciding that the CPUC had jurisdiction to create the holding company system and, therefore, retains jurisdiction to enforce conditions to which the holding companies had agreed. Sempra Energy has requested a rehearing on the issues and is unable to predict the outcome of that request or any possible rehearing, or what effects the CPUC's investigation, the CPUC's asserted jurisdiction over holding companies or other actions by the CPUC may have on Sempra Energy or Sempra Energy's securities, including the Equity Units.

Acquisitions

   On February 4, 2002, Sempra Energy Trading announced that it had completed its acquisition of Enron Metals Limited, a metals trader on the London Metals Exchange, for approximately $145 million in cash. The company has been renamed Sempra Metals Limited.

   On March 18, 2002, Sempra Energy Trading announced an agreement to buy Enron's New York-based metals-concentrates trading business for $43.5 million in cash. The purchase is subject to approval by the U.S. Bankruptcy Court. On April 2, 2002, Sempra Energy Trading announced an agreement to buy Henry Bath Ltd., Enron's U.K.-based metals-storage business, for $24 million.

   Sempra Energy believes these acquisitions will enable it to leverage its existing trading skills to different commodities and help to mitigate volatility by diversifying its trading portfolio.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
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     The following exhibits are filed with reference to the Registration
Statement of Form S-3 (File No. 333-70640) of Sempra Energy

EXHIBIT
NUMBER                                 DESCRIPTION
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1.1      Purchase Agreement, dated April 24, 2002, between Sempra Energy and the several underwriters named therein.

1.2 Pricing Agreement, dated April 24, 2002, between Sempra Energy and the several underwriters named therein.

4.1 First Supplemental Indenture, dated as of April 30, 2002, between Sempra Energy and U.S. Bank Trust National Association, as Trustee.

4.2      Form of Note (included in Exhibit 4.1).

4.3 Purchase Contract Agreement, dated as of April 30, 2002, between Sempra Energy and U.S. Bank Trust National Association, as Purchase Contract Agent.

4.4      Form of Income Equity Units (included in Exhibit 4.3).

4.6      Form of Growth Equity Units (included in Exhibit 4.3).

4.7 Pledge Agreement, dated as of April 30, 2002, among Sempra Energy, U.S. Bank Trust National Association, as Purchase Contract Agent, and U.S. Bank Trust National Association, as Collateral Agent.

4.8      Form of Remarketing Agreement (included in Exhibit 4.3).

8.1      Tax Opinion of Latham & Watkins.
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          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              SEMPRA ENERGY

                              Date: April 30, 2002

                              By:    /s/ Frank H. Ault
                                 -------------------------------------------
                                 Name: Frank H. Ault
                                 Title: Senior Vice President and Controller
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                                 EXHIBIT INDEX
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EXHIBIT
NUMBER                                 DESCRIPTION
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1.1      Purchase Agreement, dated April 24, 2002, between Sempra Energy and the several underwriters named therein.

1.2 Pricing Agreement, dated April 24, 2002, between Sempra Energy and the several underwriters named therein.

4.1 First Supplemental Indenture, dated as of April 30, 2002, between Sempra Energy and U.S. Bank Trust National Association, as Trustee.

4.2      Form of Note (included in Exhibit 4.1).

4.3 Purchase Contract Agreement, dated as of April 30, 2002, between Sempra Energy and U.S. Bank Trust National Association, as Purchase Contract Agent.

4.4      Form of Income Equity Units (included in Exhibit 4.3).

4.6      Form of Growth Equity Units (included in Exhibit 4.3).

4.7 Pledge Agreement, dated as of April 30, 2002, among Sempra Energy, U.S. Bank Trust National Association, as Purchase Contract Agent, and U.S. Bank Trust National Association, as Collateral Agent.

4.8      Form of Remarketing Agreement (included in Exhibit 4.3).

8.1      Tax Opinion of Latham & Watkins.